CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Churchill Tax-Free Fund of Kentucky and to the use of our reports dated February 26, 2009 on the financial statements and financial highlights of Churchill Tax-Free Fund of Kentucky. Such financial statements and financial highlights appear in the 2008 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.




                                           /s/TAIT, WELLER & BAKER LLP


Philadelphia, Pennsylvania
April 29, 2009